Exhibit 23.1

     STEVENSON & COMPANY CPAS LLC                           12421 N Florida Ave.
 A PCAOB Registered Accounting Firm                                    Suite.113
                                                                 Tampa, FL 33612

                                                                   {813)310-2465
                                                                   (813)361-5741



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Audit Committee of
Tenaya Acquisition Company

We consent to the inclusion in this amended Form S-1 of our audit report dated September 17, 2015 relative to the financial statements of Tenaya Acquisition Company as of June 30, 2015 and 2014.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement.


/s/ Stevenson & Company CPAS LLC
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Stevenson & Company CPAS LLC
Tampa, Florida
September 18, 2015




                                                                    AICPA Member